EXHIBIT INDEX

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)       Independent Auditors' Consent.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement dated January 9, 2002.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement dated January 9, 2002.

(q)(3) Trustees Power of Attorney to sign Amendments to this Registration Statement, dated January 9, 2002.

(q)(4) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated January 9, 2002.